UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nikola Stockholders: Vote NOW “FOR” Each Proposal Ahead of Annual Meeting on June 30, 2022

•Vote by phone: (855) 935-2562 or 1-(207) 607-7123
•Vote online at www.proxyvote.com
•An affirmative vote from a majority of all outstanding shares is required to approve Proposal 2
•Stockholders as of the close of business on April 4, 2022, need to VOTE by 11:59 p.m., Eastern Time on June 29, 2022

PHOENIX – June 13, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, today issued the following letter to Nikola stockholders urging them to vote ahead of the Company’s 2022 Annual Meeting of Stockholders to be held virtually on June 30, 2022, at 9:00 a.m. Pacific Time.

The full text of the letter follows:

Your Participation is Critical: Vote NOW FOR Each Proposal at Nikola’s Annual Meeting on June 30, 2022

Call (855) 935-2562 or 1-(207) 607-7123 to Vote

Deadline to Vote is 11:59 p.m., Eastern Time on June 29, 2022

Dear Nikola Stockholders,

As a follow-up to my previous letter, I am reaching out to you related to Nikola’s Annual Meeting of Stockholders. There are four proposals we are asking for your support to approve.

Specifically, your affirmative vote for Proposal 2, which will allow us to increase the number of shares of our company's common stock, is very important. This proposal requires the majority of all outstanding shares for it to be approved. Therefore, you must actively vote your shares so they can be counted FOR the proposal. If you don’t vote at all, that is effectively a vote against this proposal.

I have shared more about your important role in our company’s future in a video published on our social channels at https://vimeo.com/718874124/ef6a474f82. In addition, more specific information can be found in our proxy statement.

ALL stockholders are encouraged to VOTE, including individual holders, regardless of the number of shares you hold. Every vote matters. Stockholders as of the close of business on April 4, 2022, should vote their shares even if they no longer own them.

Voting is Quick and Easy – You Can Vote by Telephone, Internet, or Mail:
•By Phone: Please call Alliance Advisors, Nikola’s proxy solicitor, toll-free, at (855) 935-2562. Overseas voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about how to vote your shares.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.
•By Internet: If you hold shares in "street name," you can vote by following the instructions shared by your broker, bank or other nominee. You can vote through a service provided by your broker by going to www.proxyvote.com. Please make sure you have your control number when visiting the website, which has accompanied this distribution.
◦If you are a Robinhood holder, you can vote your shares at www.proxypush.com and follow the instructions you have received.
•By Mail: You can vote by completing, signing, dating and returning the proxy card.
•No further action is required if you have already voted your shares.

Voting will remain open until 11:59 p.m., Eastern Time on June 29, 2022, so we urge you to VOTE TODAY! The meeting will be held virtually on June 30, 2022, at 9 a.m. Pacific Time.

It is a very exciting time at Nikola. We have started series production on our battery-electric vehicles, which have been shipped to dealers for customer deliveries.

On behalf of the Board of Directors, thank you for making your vote count and for your continued support of Nikola.

Sincerely,

Mark Russell
Chief Executive Officer and President

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960